Exhibit 10.17

Reference: Renewal of Employment Agreement

Intelligent Living Application Group Inc. (the “Company”) and Wynn Hui entered into an Employment Agreement (“Employment Agreement”) on June 1, 2020, which has been renewed until June 1, 2022. By signing below both parties agree to further renew the term of the Employment Agreement until June 1, 2023. Except as expressly set forth herein, all terms of the Employment Agreement remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of the parties thereto.

Executive:

By:/s/ Wynn Hui

Wynn Hui

Intelligent Living Application Group Inc.

By:/s/ Bong Lau

Name: Bong Lau

Title: Chief Executive Officer